UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

World Energy Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34289	04-3474959
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts		01608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company held May 17, 2012 was called (a) To elect one Class III director to our Board of Directors to hold office until the 2015 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified; (b) To amend our 2006 Stock Incentive Plan to increase the number of shares of common stock covered by the plan by 800,000 shares from 873,816 to 1,673,816; and (c) To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The following table lists the Class III director elected at the annual meeting and the number of votes cast for, the number of votes withheld, and the number of non votes. No other persons were nominated and no other persons received any votes.

	Shares Voted
Director Elected At Annual Meeting	For	Withheld	Non Votes
Richard Domaleski	6,745,281	249,573	1,996,821

The term of office of each of the following directors continued through and after the meeting: Patrick Bischoff, Edward Libbey, John Wellard and Thad Wolfe.

The following table sets forth the number of votes cast for and against, and the number of abstentions and non votes, with respect to approval of the amendment to our 2006 Stock Incentive Plan to increase the number of shares of common stock covered by the plan by 800,000 shares from 873,816 to 1,673,816.

	Number of Votes
	For	Against	Abstain	Non-Votes
Approval to amend our 2006 Stock Incentive Plan to increase the number of shares of common stock covered by the plan by 800,000 shares from 873,816 to 1,673,816	6,478,732	412,683	103,439	1,996,821

The following table sets forth the number of votes cast for and against, and the number of abstentions and non votes, with respect to ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

	Number of Votes
	For	Against	Abstain	Non-Votes
Approval to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.	8,730,893	20,472	240,310	0

No other business came before the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: May 21, 2011	By:	/s/ James Parslow
James Parslow
Chief Financial Officer